SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 5th day of April, 2006.

AMONG:

EDI EXPLORATION DRILLING INTERNATIONAL HOLDING GmbH, a company duly formed under the laws of Germany, with its principal office at Goethestrasse 61, D-45721 Haltern Am See, Germany

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

INVISION CAPITAL, INC., a corporation duly formed under the laws of Nevada with its principal office at #205 - 1480 Gulf Road, Point Roberts, WA 98281

(hereinafter called the "Purchaser")

OF THE SECOND PART

AND:

EDI EXPLORATION DRILLING INTERNATIONAL GmbH, a company with limited liability duly formed under the laws of Germany with its principal office at Goethestrasse 61, D-45721 Haltern Am See, Germany

(hereinafter called the "Company")

OF THE THIRD PART

AND:

FRANK RIGNEY of 768 Westcot Place, West Vancouver, British Columbia, Canada V7S 1N9

(hereinafter called the "Principal Shareholder")

OF THE FOURTH PART

WHEREAS:

A. The Purchaser has offered to purchase all of the issued and outstanding shares of the Company;

B. The Vendor has agreed to sell to the Purchaser all of the issued and outstanding shares of the Company held by the Vendor on the terms and conditions set forth herein;

C. In order to induce the Vendor to sell the shares of the Company to the Purchaser, the Principal Shareholder has agreed to sell and transfer to the Vendor certain shares of the Purchaser;

D. In order to record the terms and conditions of the agreement among them the parties wish to enter into this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Purchaser to the Vendor and to the Company, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1 Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

(a)	"Business" means the business in which the Company is engaged, namely:

(i) selling, deploying and maintaining machinery for water exploration; and

(ii) any other enterprise that is directly related to the foregoing.

(b)

"Closing Date" means the fifth business day following the day on which the Company delivers the financial statements referred to in Article 5 to the Purchaser or such other date as may be mutually agreed upon by the parties hereto but in any event not more than 60 days from the date of this Agreement.

(c)	"Company Financial Statements" means those audited financial statements of the Company, as at December 31, 2005, which are attached as Schedule "A" hereto.

(d)	"Company Shares" means all of the shares of the registered capital stock of the Company held by the Vendor, being all of the issued, outstanding and registered shares of the Company.

(e)	“Patents” means the patent applications described in Schedule “I“ hereto.

(f)	"Principal Shares" means the 20,000,000 presently issued restricted common shares of the Purchaser held by the Principal Shareholder to be transferred to the Vendor as described in paragraph 2.4.

(g)	"Purchaser Audited Financial Statements" means those audited financial statements of the Purchaser as at July 31, 2005, attached as Schedule “B” hereto.

(h)	"Purchaser Financial Statements" means, collectively, the Purchaser Audited Financial Statements and the Purchaser Unaudited Financial Statements.

(i)	"Purchaser Shares" means those fully paid and non-assessable shares in the common stock of the Purchaser to be issued by the Purchaser to the Vendor as set out in Article 2.

(j)	“Purchaser Unaudited Financial Statements” means those unaudited financial statements of the Purchaser as at January 31, 2006, attached as Schedule “C” hereto.

(k)	“Securities Act” means the United States Securities Act of 1933.

1.2 All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

1.3 The following schedules are attached to and form part of this Agreement:

Schedule A – Company Financial Statements
Schedule B – Purchaser Audited Financial Statements
Schedule C – Purchaser Unaudited Financial Statements
Schedule D – Employment, Service & Pension Agreements of the Company
Schedule E – Real Property & Leases of the Company
Schedule F – Encumbrances on the Company's Assets
Schedule G – Company Litigation
Schedule H – Purchaser Litigation
Schedule I – Patents and Trademarks of the Company
Schedule J – Agreement and Deed of Transfer

2.	SHARE EXCHANGE AND PURCHASE OF SHARES

2.1 The Vendor hereby covenants and agrees to sell, assign and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendor, the Company Shares held by the Vendor.

2.2 In consideration for the sale of the Company Shares by the Vendor to the Purchaser, the Purchaser shall allot and issue to the Vendor or its nominees the Purchaser Shares.

2.3 The total number of Purchaser Shares to be allotted and issued by the Purchaser to the Vendor or its nominees shall be 50,000,000 shares.

2.4 In consideration for the Vendor entering into this Agreement and completing the sale of the Company Shares to the Purchaser, the Principal Shareholder agrees to transfer the Principal Shares (20,000,000 shares in the common stock of the Purchaser) to the Vendor on the Closing Date at and for an aggregate price of US $10,000.

2.5 The Vendor acknowledges that the Purchaser Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Vendor in accordance with Regulation S of the Securities Act. Any certificates representing the Purchaser Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE

REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

3.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE COMPANY

     The Vendor and the Company jointly and severally covenant with and represent and warrant to the Purchaser as follows, and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Company Shares:

3.1 The Company has been duly incorporated and organized, is a validly existing company with limited liability and is in good standing under the laws of Germany; it has the corporate power to own or lease its property and to carry on the Business; it is duly qualified as a company with limited liability to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary licenses, permits, authorizations and consents to operate its Business in accordance with the terms of its business plan.

3.2 The total share capital of the Company consists of 35,750 shares, the paid-in capital of the Company consists of € 35,750 and the additional paid-in capital of the Company consists of € 1,063,980.

3.3 The Company Shares owned by the Vendor are owned by it as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

3.4 No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Company Shares held by it.

3.5 No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company or of any securities of the Company.

3.6 Except as described below in this paragraph, the Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser:

(a)

The Company has executed a non-binding Memorandum of Understanding (the “KLR MOU”) with KLR Industries Ltd. (“KLR”), a company incorporated under the laws of India, for the formation of a joint venture entity to be owned 50% by each of the Company and KLR. A copy of the KLR MOU has been provided to the Purchaser and the Purchaser hereby expressly acknowledges and consents to the ongoing negotiations with KLR regarding the subject matter of the KLR MOU.

(b)

The Company has incorporated or acquired two Namibian companies, Exploration Drilling International Southern Africa (Proprietary) Limited (“EDISA”) and Exploration Drilling International Namibia (Properietary) Limited (“EDI Nam”), each of which are currently wholly owned subsidiaries of the Company. The Company has disclosed that EDI SA and EDI Nam do not currently engage in any business activities or own substantial business assets.

3.7 The Company will not, without the prior written consent of the Purchaser, issue any additional shares or ownership interest in the Company from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of the Company or ownership interest in the Company.

3.8 The Company is not a party to or bound by any guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

3.9 The books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as at the date hereof, and all material financial transactions of the Company relating to the Business have been accurately recorded in such books and records.

3.10 The Company Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities other than increases arising as a result of carrying on the Business in the ordinary and normal course.

3.11 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Company or of any indenture, instrument or agreement, written or oral, to which the Company or the Vendor may be a party.

3.12 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Company and the Vendor, result in the violation of any law or regulation of Germany or of any states in which they are resident or in which the Business is or at the Closing Date will be carried on or of any municipal bylaw or ordinance to which the Company or the Business may be subject.

3.13 This Agreement has been duly authorized, validly executed and delivered by the Company and the Vendor.

3.14 The Business has been carried on in the ordinary and normal course by the Company since the date of the Company Financial Statements and will be carried on by the Company in the ordinary and normal course after the date hereof and up to the Closing Date.

3.15 Except in connection with the real property leases described on Schedule E hereto, no capital expenditures in excess of $5,000 have been made or authorized by the Company since the date of the Company Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by the Company after the date hereof and up to the Closing Date without the prior written consent of the Purchaser.

3.16 Except as disclosed in the Schedules hereto, the Company is not a party to any written or oral employment, service, consulting or pension agreement, and, the Company does not have any employees or consultants who cannot be dismissed on not more than one months notice without further liability.

3.17 Except as disclosed in the Schedules hereto, the Company does not have outstanding any bonds, debentures, mortgages, notes or other indebtedness, and the Company is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness, except liabilities incurred in the ordinary course of business.

3.18 Except as disclosed in the Schedules hereto, the Company is not the owner, lessee or under any agreement to own or lease any real property.

3.19 Except as disclosed in the Schedules hereto, the Company owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, all those assets described in the balance sheet included in the Company Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

3.20 The Company has its property insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date; to the best of the knowledge of the Company and the Vendor, the Company is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

3.21 The Company does not have any outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever, including, but not limited to, employment, service, consulting or pension agreements, other than those agreements expressly listed in the Schedules hereto or otherwise expressly disclosed in this Agreement.

3.22 Except as provided in the Schedules hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company), pending or threatened against or affecting the Company or affecting the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither the Company nor the Vendor are aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.23 The Company is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and there are no facts, which,

after notice or lapse of time or both, that would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and the Company is entitled to all benefits thereunder.

3.24 The Company has the right to use all of the patents and trademarks, both domestic and foreign, in relation to the Business as set out in the Schedules hereto.

3.25 To the best of the knowledge of the Company and the Vendor, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

3.26 To the best of the knowledge of the Company and the Vendor, the Company is conducting and will conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on, the Company is not in material breach of any such laws, rules or regulations and is, or will be on the Closing Date, fully licensed, registered or qualified in each jurisdiction in which the Company owns or leases property or carries on or proposes to carry on the Business to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are or will be on the Closing Date valid and subsisting and in good standing and that none of the same contains or will contain any provision, condition or limitation which has or may have a materially adverse effect on the operation of the Business.

3.27 All facilities and equipment owned or used by the Company in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

3.28 Except as disclosed in the Company Financial Statements and salaries incurred in the ordinary course of business since the date thereof, the Company has no loans or indebtedness outstanding which have been made to or from directors, former directors, officers, shareholders and employees of the Company or to any person or corporate body not dealing at arm's length with any of the foregoing, and will not, prior to closing, pay any such indebtedness unless in accordance with budgets agreed in writing by the Purchaser.

3.29 The Company has made full disclosure to the Purchaser of all aspects of the Business and has made all of its books and records available to the representatives of the Purchaser in order to assist the Purchaser in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by the Company or the Vendor.

3.30 There are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company or the Purchaser may become liable on or after the consummation of the transaction contemplated bythis Agreement, other than liabilities which may be reflected on the Company Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Company Financial Statements, none of which has been materially adverse to the nature of the Business, results of operations, assets, financial condition or manner of conducting the Business.

3.31 The Articles, bylaws and other constating documents of the Company in effect with the appropriate corporate authorities as at the date of this Agreement will remain in full force and effect without any changes thereto as at the Closing Date.

3.32 The directors and officers of the Company are as follows:

Name	Position

Guenter Thiemann	Managing Director
Rainer Rotthaeuser	Managing Director

3.33 The Vendor represents and warrants to the Purchaser and the Principal Shareholder that the Vendor is not a “U.S. Person” as defined by Regulation S of the United States Securities Act of 1933 and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person.

3.34 The Vendor represents and warrants to the Purchaser that it is acquiring the Purchaser Shares for investment purposes, only, with no present intention of dividing its interest with others or reselling or otherwise disposing of any or all of the Purchaser Shares.

3.35 The Vendor acknowledges that the Vendor was not in the United States at the time the offer to acquire the Purchaser Shares was received it.

4.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PRINCIPAL SHAREHOLDER

     The Purchaser and the Principal Shareholder covenant with and represent and warrant to the Vendor and the Company as follows and acknowledge that the Vendor is relying upon such covenants, representations and warranties in entering into this Agreement:

4.1 The Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada; it is a reporting issuer under the United States Securities Exchange Act of 1934 and is in good standing with respect to all filings required to be made under such statutes with the United States Securities and Exchange Commission; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2 The authorized capital of the Purchaser consists of 1,000,000,000 shares of common stock with a par value $0.001 per share, of which 51,992,000 shares are currently issued and outstanding as fully paid and non-assessable. Upon completion of the transactions set out in paragraphs 2.1 through 2.4 of this Agreement, the Purchaser will have 101,992,000 shares of common stock issued and outstanding, of which the Vendor will be the legal or beneficial owner of 70,000,000 shares.

4.3 No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Purchaser.

4.4 The Purchaser will not, without the prior written consent of the Vendor, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for any unissued shares in the capital of the Purchaser.

4.5 The directors and officers of the Purchaser are as follows:

Name	Position
John Boschert	Director, President, Secretary and Treasurer

4.6 The Purchaser Audited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Purchaser as at the date thereof.

4.7 The Purchaser Unaudited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Purchaser as of the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities.

4.8 There have been no material adverse changes in the financial position or condition of the Purchaser or damage, loss or destruction materially affecting the business or property of the Purchaser since the date of the Purchaser Unaudited Financial Statements except as may be disclosed by the Purchaser in Current Reports on Form 8-K filed with the United States Securities and Exchange Commission.

4.9 The Purchaser has made full disclosure to the Vendor of all material aspects of the Purchaser's business and has made all of its books and records available to the representatives of the Vendor in order to assist the Vendor in the performance of its due diligence searches and no material facts in relation to the Purchaser's business have been concealed by the Purchaser.

4.10 The Purchaser is not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

4.11 Except as disclosed in the Schedules attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Purchaser), pending or threatened against or affecting the Purchaser or affecting the Purchaser's business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Purchaser is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.12 The Purchaser's common shares are quoted on the NASD OTC Bulletin Board and the Purchaser is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on the NASD OTC Bulletin Board applicable to the Purchaser or its operations.

4.13 The Purchaser does not currently have any employees and is not party to any collective agreements with any labour unions or other association of employees.

4.14 The Purchaser does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Company.

4.15 The business of the Purchaser now and until the Closing Date will be carried on in the ordinary and normal course after the date hereof and upon to the Closing Date and no material transactions shall be entered into until the Closing Date without the prior written consent of the Vendor.

4.16 No liability, cost or expense will be incurred or payable by the Purchaser in connection with the disposition of any of its properties.

4.17 No capital expenditures in excess of $5,000 have been made or authorized by the Purchaser since the date of the Purchaser Audited Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by the Purchaser after the date hereof and up to the Closing Date without the prior written consent of the Vendor.

4.18 The Purchaser is not indebted to any of its directors or officers nor are any of the Purchaser's directors or officers indebted to the Purchaser.

4.19 The Purchaser has good and marketable title to its properties and assets as set out in the Purchaser Audited Financial Statements and such properties and assets are not subject to any mortgages, pledges, liens, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.20 The Corporate Charter, Articles of Incorporation and Bylaws and any other constating documents of the Purchaser in effect with the appropriate corporate authorities as at the date of this Agreement will not have been materially changed as at the Closing Date.

4.21 There are no material liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser or the Company may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities which may be reflected on the Purchaser Audited Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Purchaser Audited Financial Statements, none of which has been materially adverse to the nature of the Purchaser's business, results of operations, assets, financial condition or manner of conducting the Purchaser's business.

4.22 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or of any indenture, instrument or agreement, written or oral, to which the Purchaser may be a party.

4.23 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Purchaser, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which the Purchaser or the Purchaser's business may be subject.

4.24 This Agreement has been duly authorized, validly executed and delivered by the Purchaser.

4.25 The Purchaser has no contracts with any officers, directors, accountants, lawyers or others which cannot be terminated with not more than one month's notice.

4.26 No agreement has been made with Purchaser in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any person against the Company or the Vendor for a finder's fee, brokerage commission or similar payment.

4.27 The Principal Shares are owned by the Principal Shareholder as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

4.28 Upon the receipt by the Purchaser of the Company Shares from the Vendor, the Purchaser Shares to be issued by the Purchaser to the Vendor will be validly issued, fully paid and non-assessable shares in the common stock of the Company.

5.	ACTS IN CONTEMPLATION OF CLOSING

5.1 The Company covenants and agrees with the Purchaser and the Principal Shareholder to, prior to or on the Closing Date, deliver to the Purchaser those audited annual financial statements and unaudited interim financial statements of the Company as are required by Item 310 of Regulation SB of the United States Securities and Exchange Commission in order to permit the Purchaser to make the United States Securities and Exchange Commission filings required in respect of the purchase and sale of the shares of the Company in accordance with this Agreement.

6.	CONDITIONS OF CLOSING

6.1 All obligations of the Purchaser under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The respective representations and warranties of the Vendor and the Company contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Purchaser pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and the Purchaser shall have received on the Closing Date certificates dated as of the Closing Date, in forms satisfactory to counsel for the Purchaser and signed under seal by the Vendor and by two senior officers of the Company to the effect that their respective representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificates and the closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in Articles 3 and 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Purchaser;

(b)

the Company shall have caused to be delivered to the Purchaser either a certificate of an officer of the Company or, at the Purchaser's election, an opinion of legal counsel acceptable to the Purchaser's legal counsel, in either case, in form and substance satisfactory to the Purchaser, dated as of the Closing Date, to the effect that:

(i)

the Company owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, those assets described in the balance sheet included in the Company Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever and howsoever arising;

(ii)

the Company has been duly incorporated, organized and is validly existing under the laws of Germany, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to filings with the appropriate governmental authorities;

(iii)	the issued and authorized capital of the Company is as set out in this Agreement and all of the issued and outstanding shares have been validly issued as fully paid and non-assessable;

(iv)

all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Company Shares to be duly and validly transferred to and registered in the name of the Purchaser; and

(v)

the consummation of the purchase and sale contemplated by this Agreement, including, but not limited to, the transfer of the Company Shares to the Purchaser, will not be in breach of any laws of Germany , and, in particular but without limiting the generality of the foregoing, the execution and delivery of this Agreement by the Vendor and the Company has not breached and the consummation of the purchase and sale contemplated hereby will not be in breach of any laws of Germany or of any other country or state in which a Vendor is resident or the Company carries on business;

and, without limiting the generality of the foregoing, that all corporate proceedings of the Company, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Purchaser, are material in connection with the transaction of purchase and sale contemplated by this Agreement, have been taken or are otherwise favorable to the completion of such transaction.

(c)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, or financial condition of the Company or the Business (financial or otherwise) from that shown on or reflected in the Company Financial Statements.

(d)	No substantial damage by fire or other hazard to the Business shall have occurred prior to the Closing Date.

(e)	The Company shall have delivered to the Purchaser those financial statements of the Company specified in paragraph 5.1 hereof.

6.2 In the event any of the foregoing conditions contained in paragraph 6.1 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of the Purchaser, the Purchaser may terminate this Agreement by written notice to the Vendor and in such event the Purchaser shall be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by the Purchaser without prejudice to its rights of termination in the event of the non-fulfilment of any other conditions.

6.3 All obligations of the Vendor under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The representations and warranties of the Purchaser contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Company and the Vendor pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and the Vendor shall have received on the Closing Date a certificate dated as of the Closing Date, in a form satisfactory to the Vendor and signed under seal by two senior officers of the Purchaser, to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the representations and warranties contained in Article 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendor.

(b)

The Purchaser shall have caused to be delivered to the Vendor either a certificate of an officer of the Purchaser or, at the Vendor's election, an opinion of legal counsel acceptable to counsel to the Vendor, in either case, in form and substance satisfactory to the Vendor, dated as of the Closing Date, to the effect that:

(i)

the Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to all filings with the appropriate corporate authorities in Nevada and with respect to all annual and quarterly filings with the United States Securities and Exchange Commission;

	(ii)	the issued and authorized capital of the Purchaser is as set out in this Agreement and all issued shares have been validly issued as fully paid and non-assessable;

(iii)

all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Purchaser Warrants to be duly and validly issued to the Vendor and the Purchaser Shares to be duly and validly allotted and issued to and registered in the name of the Vendor;

(iv)

the consummation of the purchase and sale contemplated by this Agreement, including, but not limited to, the issuance and delivery of the Purchaser Shares to the Vendor, in consideration of the purchase of the Company Shares from the Vendor, will not be in breach of any laws of Nevada and, in particular, but without limiting the generality of the foregoing, the execution and delivery of this Agreement by the Purchaser has not breached, and the consummation of the purchase and sale contemplated hereby will not be in breach of, any securities laws of the United States of America;

and, without limiting the generality of the foregoing, that all corporate proceedings of the Purchaser, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Company, are material in connection with the transaction of purchase and sale contemplated by this Agreement, have been taken or are otherwise favorable to the completion of such transaction.

(c)
At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, financial condition or business (financial or otherwise) of the Purchaser from that shown on or reflected in the Purchaser Audited Financial Statements.

6.4 In the event that any of the conditions contained in paragraph 6.3 hereof shall not be fulfilled or performed by the Purchaser at or before the Closing Date to the reasonable satisfaction of the Vendor then the Vendor shall have all the rights and privileges granted to the Purchaser under paragraph 6.2, mutatis mutandis.

7.	CLOSING ARRANGEMENTS

7.1 The closing shall take place on the Closing Date at the offices of the Vendor at Goethestrasse 61, D-45721 Haltern Am See, Germany, or at such other time and place as the parties may mutually agree.

7.2 On the Closing Date, upon fulfilment of all the conditions set out in Article 6 which have not been waived in writing by the Purchaser or by the Vendor, as the case may be, then:

(a)	the Vendor shall deliver to the Purchaser:

(i)

the Agreement and Deed of Transfer in the form attached as Schedule J hereto and such other documents as may be necessary to record the transfer of the Company to the Purchaser in the commercial registry in Gelsenkirchen;

	(ii)	the certificates and officer's certificate or opinion referred to in paragraph 6.1; and

	(iii)	evidence satisfactory to the Purchaser and its legal counsel of the completion by the Company and the Vendor of those acts referred to in paragraph 5.1.

(b)	the Vendor and the Company shall cause the Company Shares to be transferred into the name of the Purchaser, or its nominee, to be duly and regularly recorded in the books and records of the Company;

(c)	the Purchaser shall issue, execute and deliver to the Vendor:

	(i)	certificates representing the Purchaser Shares duly endorsed with legends, acceptable to the Purchaser's counsel, respecting restrictions on transfer as required by or necessary under the applicable securities legislation of the United States or any state, including, but not limited to, the non-transferability of such shares for a period of one year from the Closing Date;

(ii)	the certificates and officer's certificate or opinion referred to in paragraph 6.3;

(iii)	sequential resignations and directors resolutions such that the following will have been appointed directors and/or officers of the Purchaser immediately following closing:

Name	Position

Rainer Rotthaeuser	Director & President
Guenter Thiemann	Secretary & Treasurer
John Boschert	Director

(iv) all agreements, deeds or other documents (including but not limited to a power of attorney) which are necessary to register the transfer of the Company from the Vendor to the Purchaser in the commercial registry of Gelsenkirchen;

(d) The Principal Shareholder shall deliver to the Vendor the certificates representing all the Principal Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all applicable security transfer taxes paid.

8.	ACTIONS TO BE TAKEN AFTER CLOSING

8.1 As soon as reasonably practicable after closing of the transactions set out in this Agreement, and no later than 10 days after an information statement is prepared, filed with United States Securities and Exchange Commission and transmitted to the security holders of the Purchaser, each in accordance with section 14(f) of the United States Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder, the Purchaser shall deliver sequential resignations and directors resolutions such that the directors and/or officers of the Purchaser shall be as follows:

Name	Position

Rainer Rotthaeuser	Director & President
Guenter Thiemann	Director, Secretary & Treasurer

9.	GENERAL PROVISIONS

9.1 Time shall be of the essence of this Agreement.

9.2 This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Company Shares and there are no warranties, representations,

terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

9.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchaser may not assign this Agreement without the consent of the Company which consent may be withheld for any reason whatsoever.

9.4 Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

9.5 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

9.6 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

9.7 No claim shall be made by the Company or the Vendor against the Purchaser, or by the Purchaser against the Company or the Vendor, as a result of any misrepresentation or as a result of the breach of any covenant or warranty herein contained unless the aggregate loss or damage to such party exceeds $5,000.

-- INTENTIONALLY LEFT BLANK --

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EDI EXPLORATION DRILLING INTERNATIONAL HOLDING GmbH

/s/ Rainer Rotthaeuser	/s/ Guenter Thiemann
Per: Rainer Rotthaeuser,	Per: Guenter Thiemann,
Managing Director	Managing Director

EDI EXPLORATION DRILLING INTERNATIONAL GmbH

/s/ Rainer Rotthaeuser	/s/ Guenter Thiemann
Per: Rainer Rotthaeuser,	Per: Guenter Thiemann,
Managing Director	Managing Director

INVISION CAPITAL, INC.

/s/ John Boschert
Per: John Boschert,
President, Secretary and Treasurer

SIGNED, SEALED AND DELIVERED
BY JOHN BOSCHERT as attorney for
FRANK RIGNEY
in the presence of:

/s/ Stephen F.X. O’Neill	/s/ John Boschert
Signature of Witness	JOHN BOSCHERT as attorney for
FRANK RIGNEY

Stephen F.X. O'Neill
Name

#1880 – 1055 West Georgia Street
Vancouver, BC V6E 3P3

Address

SCHEDULE "A"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

COMPANY FINANCIAL STATEMENTS

**RSM! Haarmann Hemmelrath**

**AUDITORS' REPORT IN ACCORDANCE WITH THE STANDARDS Of THE PCAOB**

**To the shareholders of EDI Exploration Drilling International GmbH, Haltern am See:**

We have audited the accompanying balance sheets of EDI Exploration Drilling International GmbH as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with US generally accepted accounting principles.

Hamburg/Düsseldorf, February 9, 2006

RSM Haarmann Hemmelrath GmbH
Wirtschaftsprüfungsgesellschaft (Auditors)
Steuerberatungsgesellschaft (Tax Advisors)

RSM Haarmann Hemmelrath

Financial Statements for the year ended December 31, 2005
of

**EDI Exploration Drilling International GmbH**
**Haltern am See, Germany**

based on US GAAP

RSM Haarmann Hemmelrath GmbH
Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft
ist Mitglied von RSM International.
Die Angabe der o.g. Geschäftsführer und Generalbevollmächtigten (*) sowie der Niederlassungsleiter (**) erfolgt mit ihrem jeweiligen Bürositz.
(** ) ist nicht zugleich Geschäftsführer.

Martin-Luther-Platz 26
40212 Düsseldorf
Tel.: (+49-2 11) 83 99-0
Fax: (+49-2 11) 83 99-1 33

Sitz München, Amtsgericht München HRB-Nr. 91675.

Berlin, Bielfeld, Düsseldorf,
Frankfurt a. M., Hamburg, Leipzig,
München.

Appendix 1

EDI Exploration Drilling International GmbH, Haltern am See

Balance sheet based on US-GAAP for the year ended December 31, 2005

Assets	Note	31. 12 2005 EUR	31. 12 2004 EUR
Short-term Assets			
Cash and cash equivalents	(1)	108.638	30.606
Receivables and other assets			
Amounts owed by shareholders		340.570	0
Other assets and prepaid expenses		68.825	70
	(2)	409.395	70
Total short-term assets		518.233	30.676
Long-term assets			
Property, land and equipment			
buildings, including buildings on third-party land		1.475	0
Technical equipment and machinery		90.181	0
Other and office equipment		23.760	0
Advance payments		13.362	0
	(3)	128.778	0
Intangible assets			
Franchises, trademarks	(4)	42.475	0
Total long-term assets		171.253	0
Deferred taxes	(5)	275.340	1.940
Total assets		964.826	32.616

Liabilities and shareholders' equity	Note	31. 12 2005 EUR	31. 12 2004 EUR
Short-term liabilities			
Trade accounts payable		40.505	0
Amounts owed to shareholders		6.752	0
Other liabilities		31.031	9.841
Total short-term liabilities	(6)	78.288	9.841
Short-term provisions			
Accrued liabilities		34.550	1.000
Total short-term provisions	(7)	34.550	1.000
Shareholders' equity			
Subscribed capital		35.750	25.000
Additional paid-in capital		1.230.652	0
Balance sheet loss		(414.414)	(3.225)
Total shareholders' equity	(8)	851.988	21.775
Total liabilities and shareholders' equity		964.826	32.616

[non-binding translation]

Appendix 5
Page 2

Table of Contents

I.	**General Information**		**4**
	1.	General information on the company	4
	2.	EDI's activities	5
	3.	Risks and non-calculable aspects	5
	4.	Basis for preparing the accounts	6
II.	**Accounting and valuation principles**		**7**
	1.	Intangible assets	7
	2.	Property, plant and equipment	8
	3.	Impairment of assets	8
	4.	Receivables and other assets	8
	5.	Cash and cash equivalents	8
	6.	Deferred taxes	9
	7.	Accrued Liabilities	9
	8.	Liabilities	9
	9.	Revenues	9
	10.	Selling expenses	9
	11.	Research & Development expenses	10
III.	**Notes to the Balance Sheet**		**10**
	(1)	Cash and cash equivalents	10
	(2)	Receivables and other assets	10
	(3)	Development of property, plant and equipment	11
	(4)	Development of intangible assets	12
	(5)	Deferred tax assets	12
	(6)	Trade and other liabilities	12
	(7)	Accrued liabilities	13
	(8)	Shareholders' equity	13
IV.	**Notes to the Statement of Income**		**14**
	(1)	Selling expenses	14
	(2)	General administrative expenses	14
	(3)	Research & Development expenses	14
	(4)	Other operating expenses	15
	(5)	Other income	15
	(6)	Income tax expenses	15
V.	**Notes to the Statement of Cash Flows**		**16**
	1.	Composition of cash and cash equivalents	16
	2.	Non-cash Transactions	16

Appendix 5
Page 4

I. General Information

1. General information on the company

EDI Exploration Drilling International GmbH, Haltern am See, Germany ("EDI" or "Company"), was established on December 7, 2004 (No. 562 of the Deed Register for 2004 of the Notary Franz Werner Wiesel, Essen) with nominal capital of EUR 25,000. The capital contributions are as follows:

Name	Share of subscribed capital in Euro	Share of subscribed capital in %
Magdalena Rotthäuser, Haltern am See	20,000	80.0
Günter Thiemann, Harsewinkel	3,750	15.0
Wolfgang Chittka, Marl	1,250	5.0
	25,000	100.0

In accordance with the Fiduciary Agreement of June 29, 2005 (Deed Register No. 149 for 2005 of the Notary Heins-Martin Hesker, Dülmen), Mrs Magdalena Rotthäuser holds, in her share of the subscribed capital, a share of EUR 4,350 as trustee for Mr Josef Grotendorst, Dorsten, and a share of EUR 4,400 as trustee for Mr Gerhard Grotendorst, Ferlach/Austria.

As part of the Participation Agreement of June 30, 2005 (Deed Register No. 155/2005 of the Notary Heinz-Martin Hesker, Dülmen) with the Grisham Group S.A., Tartola, British Virgin Islands ("Grisham Group"), it was decided to increase capital by EUR 10,750 against cash contributions; this capital increase was entered in the commercial register on December 20, 2005. The new share in the business was taken exclusively by the Grisham Group, to the exclusion of the existing shareholders' subscription rights. The Company's resulting participating interests are as follows:

Name	Share of subscribed capital in Euro	Share of subscribed capital in %
Magdalena Rotthäuser, Haltern am See	20,000	55.94
Günter Thiemann, Harsewinkel	3,750	10.49
Wolfgang Chittka, Marl	1,250	3.50
Grisham Group	10,750	30.07
	35,750	100.00

After the capital increase, Mrs Magdalena Rotthäuser holds, in her share of the subscribed capital, a share of EUR 4,350 as trustee for Mr Josef Grotendorst and a share of EUR 4,350 as trustee for Mr Gerhard Grotendorst.

Appendix 5
Page 5

The Company has been registered with the District Court [*Amtsgericht*] of Gelsenkirchen under No. HRB 8068 since March 4, 2005.

The Company's financial year corresponds to the calendar year.

2. EDI's activities

EDI's business operations comprise the sale, deployment and maintenance of machinery for water exploration, the granting of licenses for the use and exploitation of the technical basis for the manufactured machinery, and the provision of associated services.

EDI's drilling and production technologies enable state-owned and private water utilities in arid regions to ensure supply on a long-term basis, and are smoothing the way for a substantial increase in the service life of water wells. Additionally, a significant cost reduction can be achieved at the drilling stage in geothermal energy production.

The principal markets that EDI is targeting with its technologies include

- Exploration and exploitation of water resources ("fluid finder" product)
- Protection of water resources ("water save" product)
- Discovery of geothermal energy sources ("medium changer")

In order to rapidly penetrate the target markets, EDI will focus on a business model as a technology provider over the next few years.

In the case of the products "fluid finder" and "water save", the business model involves the development and enhancement of the EDI products as well as the planning of drilling projects. A network of reliable partners can be accessed for additional services required in drilling and operating wells. In the case of geothermal energy, the developed products are made available to customers. It is intended that partners take on all other stages of the value-adding process.

3. Risks and non-calculable aspects

Delivering consistent success in drilling for wells is seen as the critical process. EDI will deploy two measures for optimum control of the process. On the one hand, an experienced well sinker from the EDI team will manage each drilling project, and monitor on site the quality and progress of the work done by the external partner. On the other hand, strategic partnerships are being sought with a few well sinkers operating globally who are in a position to assure consistent quality of the drilling work, even when a large number of projects has to be handled.

Acceptance and implementation of the EDI technologies must still be viewed as a significant risk. This risk results especially from the inertia in the established water supply industry.

Appendix 5
Page 6

Because of the highly regulated nature of the water supply industry, the market structures are highly regimented and the companies involved, in some cases state-owned, possess very limited room for maneuver. As a result of the severe problems in the water supply industry, however, this structural framework has shifted to a large extent in the past. In contrast we have to expect, very intense power struggles between different interest groups in developing countries, resulting from the vital importance of water as a resource.

The size of EDI is currently still a disadvantage in relation to competitors. This disadvantage will be counteracted by further expanding human resources and through steady growth.

4. Basis for preparing the accounts

General

The Financial Statements of EDI for the year ended December 31, 2005, have been prepared in accordance with the Generally Accepted Accounting Principles in the United States of America ("US GAAP").

The previous year's Statements for the year ended December 31, 2004, have also been prepared on the basis of US GAAP. Since the Company was only established on December 7, 2004, giving rise to a short financial year to December 31, 2004, it is not possible to compare the Financial Statements for the year ended December 31, 2005, with the previous year's Statements.

The Financial Statements are drawn up in EUR.

Method of presentation

The historical cost of acquisition or production is generally used as the valuation basis for assets and debts. Assets are capitalized if all the basic opportunities and risks associated with their use are attributable to EDI. The accounting principles and valuation methods are explained at the relevant balance sheet items.

The Balance Sheet is divided into long-term and short-term items. The Statement of Income is presented using the cost of sales format. The composition of individual items in the Balance Sheet and Statement of Income is explained in the Notes.

Appendix 5
Page 7

Estimates

Preparation of the financial statements requires estimates and assumptions related to the reported amounts of the assets, liabilities and contingent assets and liabilities at the date of the balance sheet, as well as the reported amounts of revenues and expenses for the period. Although these estimates and assumptions were made with the greatest of care on the basis of all available information, the actual results may diverge from them.

Segment reporting

EDI was established only at the end of 2004. Its structures and internal organization are currently being developed. Turnovers have not yet been achieved according to plan. The size of the global water market requires a sustained penetration into the markets, which EDI is intensively performing; however for the year 2005, EDI's concrete activities could not be partitioned into precise operating segments so that a reporting by market segment could not yet been performed for the years 2004 and 2005. During the year 2005 EDI has worked on the further development and patent registration of its products "fluid finder", "water save" and "medium changer". Furthermore, the company has pursued its acquisition activities in various countries. First contracts regarding the intended cooperation with partner firms have been placed after the balance sheet date.

II. Accounting and valuation principles

1. Intangible assets

Intangible assets are capitalized if it is probable that a future economic benefit is associated with the use of the asset. They are carried at cost of acquisition or production. Intangible assets with estimable useful lives are amortized on a straight-line basis over their respective estimated useful lives of up to 20 years to their estimated residual values; they are always reviewed for impairment whenever events or changed circumstances indicate that the book value of the asset may not be recoverable.

Capitalized intangible assets with an indefinite useful life are examined for impairment at least once a year, until such time as it is determined that the useful life is no longer indefinite.

Research & development expenses are recorded immediately as an expense. Expenses that are incurred in development projects in relation to the patenting of new products are capitalized as intangible assets, in so far as it is expected that they generate future economic benefit.

Appendix 5
Page 8

2. Property, plant and equipment

Property, plant and equipment is carried at cost of acquisition or production, and ise depreciated as follows over their expected useful lives:

Balance sheet item	Depreciation method	Depreciation period
Buildings, including buildings on third-party land	straight-line method	20 years
Technical equipment and machinery	straight-line method	4 - 8 years
Other and office equipment	straight-line method	3 - 10 years

The cost of acquisition or production of property, plant and equipment consists of the purchase price including incidental acquisition costs. If property, plant and equipment is sold or withdrawn, its cost of acquisition and cumulated depreciation is eliminated from the Balance Sheet, and the profit or loss arising from their sale is recorded in the Statement of Income.

The expected useful lives and the methods of depreciation are reviewed in each period in order to ensure that the method of depreciation and period of depreciation are in accord with the expected economic benefit derived from property, plant and equipment.

3. Impairment of assets

Property, plant and equipment and intangible assets are reviewed for impairment whenever events or changed circumstances indicate that the book value of an asset may not be recoverable. The economic value of an asset to be held and used is measured by comparing the book value with the estimated future undiscounted cash flows that are expected to be generated by the asset. If the book value of the asset exceeds the estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the book value of the asset exceeds fair value of the asset.

4. Receivables and other assets

Amounts owed by shareholders and other assets are carried at their nominal amount and, if associated with identifiable risks, reduced by a specific allowance for doubtful accounts.

5. Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand and cash at bank. They are always valued at nominal value.

Appendix 5
Page 9

6. **Deferred taxes**

Deferred tax assets and liabilities are recognized for future implications arising from temporary differences between the Financial Statement carrying amount of existing assets and liabilities and their respective value in the balance sheet for tax pupose. Deferred tax assets and liabilities are measured using the statutory tax rates that are likely to apply in the years in which adjustment of these differences is expected. A valuation allowance is recorded to reduce the carrying amount of the deferred tax assets unless it is more likely than not that such assets will be realized. Deferred tax assets also include eligibility for tax reduction arising from the expected usage of net operating losses carried forward in subsequent years and whose realization is more likely than not. The assessment and valuation of the deferred tax assets is reviewed on each balance sheet date and treated in the light of current estimates.

7. **Accrued Liabilities**

Other accrued liabilities are recorded if there is an obligation to third parties, the availment of which is probable and if the expected level of the required provision amount can be estimated reliably. If new findings come to light or circumstances change, the other liabilities are routinely adjusted.

8. **Liabilities**

Liabilities are carried at their repayment amount. In so far as the disbursement amount of an obligation is less than the repayment amount, the liability is entered on the liabilities side at the lower amount paid; the discount is reported separately from the repayment amount.

9. **Revenues**

Revenues are realized when a definitive contract is in place, the goods have been delivered or the service has been provided, and the sales price is fixed or can be fixed.

Since the Company is in the start-up phase, no revenues have so far been generated.

10. **Selling expenses**

Advertising costs and other expenditure on selling and marketing are recognized directly as affecting net income.

Appendix 5
Page 10

11. Research & Development expenses

Expenditure on Research & Development is also recognized directly as affecting net income.

III. Notes to the Balance Sheet

(1) Cash and cash equivalents

Liquid funds involve cash at bank and cash on hand. The change in cash is presented in the Company's Statement of Cash Flows.

	2005 EUR	2004 EUR
Cash at bank	107,862	30,606
Cash on hand	976	0
Cash and cash equivalents in the Balance Sheet and Statement of Cash Flows	108,838	30,606

Liquid funds are reported on the Balance Sheet at nominal value. For the purposes of the Statement of Cash Flows, liquid funds include cash, bank deposits that are available at any time, and other current liquid financial investments with an original term to maturity of not more than three months.

There are no restrictions on the use of these credit balances.

(2) Receivables and other assets

As in the previous year, the terms to maturity of all the receivables and other assets are less than one year. It was not necessary to form allowance for doubtful accounts.

	2005 EUR	2004 EUR
Amounts owed by shareholders	340.570	0
Other assets	68,825	0
	409,395	0

Appendix 5
Page 11

Amounts owed by shareholders consist of the following:

	EUR
Grisham Group	166,672
Magdalena Rotthäuser	120,134
Josef Grotendorst	43,752
Wolfgang D. Chittka	10,012
	340,570

The receivables from the Grisham Group refer to outstanding payments in the capital surplus. Other items involve loans on which interest is payable at the rate of 6%.

Other assets exclusively involve claims in respect of the tax office arising from claims for refund of input tax.

(3) Development of property, plant and equipment

The development and composition of property, plant and equipment in the financial year 2005 is shown in the following investment statement:

	Buildings including buildings on third-party land	Technical equipment and machinery	Other equipment and office equipment	Advance payments made and plant under construction	Total
	EUR	EUR	EUR	EUR	EUR
Cost of acquisition/production					
Balance as at January 1, 2005	0	0	0	0	0
Additions	1,500	98,364	26,999	13,362	140,225
December 31, 2005	1,500	98,364	26,999	13,362	140,225
Accumulated depreciation and value reductions					
Balance as at January 1, 2005	0	0	0	0	0
Depreciation for the year 2005	25	8,183	3,239	0	11,447
Balance as at December 31, 2005	25	8,183	3,239	0	11,447
Book value as at December 31, 2005	1,475	90,181	23,760	13,362	128,778
Book value as at January 1, 2005	0	0	0	0	0

Additions to technical equipment and machines involved acquisition costs for model and demonstration versions of the fluid finder and medium changer.

Appendix 5
Page 12

(4) Development of intangible assets

The development and composition of intangible assets in the financial year 2005 is shown in the following investment statement:

	Licenses, industrial property rights	Total
	EUR	EUR
Cost of acquisition/production		
Balance as at January 1, 2005	0	0
Additions	42,475	42,475
December 31, 2005	42,475	42,475
Accumulated amortization and value reductions		
Balance as at January 1, 2005	0	0
Amortization for the year 2005	0	0
Balance as at December 31, 2005	0	0
Book value as at December 31, 2005	42,475	42,475
Book value as at January 1, 2005	0	0

This item involves costs incurred in registering patents.

(5) Deferred tax assets

Deferred tax assets represent the pecuniary advantage of future tax savings due to existing losses carried forward. It is assumed that subsequent years will show a positive trend in terms of results, such that full usage of the losses carried forward is expected as early as 2006.

Current deferred tax liabilities were also offset against the deferred tax assets.

(6) Trade and other liabilities

Liabilities consist of the following:

	2005	2004
	EUR	EUR
Trade accounts payable	40,505	0
Amounts owed to shareholders	6,752	0
Other liabilities	31,031	9,841
	78,288	9,841

Appendix 5
Page 14

IV. Notes to the Statement of Income

(1) Selling expenses

	2005	2004
	Euro	Euro
Personnel expenses	77,119	0
Advertising and trade fairs	74,908	0
Travel expenses	69,951	0
Consulting fees	18,103	0
Depreciation / amortization	133	0
	240,214	0

(2) General administrative expenses

	2005	2004
	Euro	Euro
Personnel expenses	86,239	2,462
Consulting fees	48,500	0
Telephone, postage	29,511	0
Cost of financial statements	23,172	1,000
Office supplies	16,062	0
Depreciation / amortization	5,913	0
Insurance, taxes	4,008	0
Miscellaneous	8,310	
	221,715	3,462

(3) Research & Development expenses

	2005	2004
	Euro	Euro
Fees	82,359	0
Personnel expenses	70,680	0
Depreciation / amortization	8,183	0
Miscellaneous	6,528	0
	167,750	0

Expenditure on Research & Development involves basic research as well as the advanced development of existing products.

SCHEDULE "B"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

PURCHASER AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders Invision Capital, Inc.:

We have audited the accompanying balance sheet of Invision Capital, Inc. as of July 31, 2005, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years ended July 31, 2005 and 2004, and from January 24, 2003 (inception) through July 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Invision Capital, Inc. as of July 31, 2005, and the results of its operations and its cash flows for the years ended July 31, 2005 and 2004, and from January 24, 2003 (inception) through July 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Honeck, LLP
Denver, Colorado
September 30, 2005

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Balance Sheet
(Presented in U.S. Dollars)
July 31, 2005

Assets
Current assets:
Cash	$2,468

Liabilities and Shareholders’ Deficit
Current liabilities:
Accrued liabilities	$3,000
Indebtedness to related party (Note 2)	3,225
Total current liabilities	6,225

Shareholders’ deficit (Notes 2 and 4):
Common stock, $.001 par value; 200,000,000 shares authorized,
10,398,400 shares issued and outstanding	10,399
Additional paid-in capital	62,911
Accumulated deficit	(77,281)
Cumulative translation adjustment	214
Total shareholders’ deficit	(3,757)
$2,468

See accompanying notes to financial statements

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Statements of Operations
(Presented in U.S. Dollars)

			January 24,
			2003
			(Inception)
	For The Year Ended		Through
	July 31,		July 31,
	2005	2004	2005
Expenses:
Contributed rent (Note 2)	$1,200	$1,200	$3,000
Contributed administrative support (Note 2)	150	200	450
Unproven mineral interest acquisition costs (Note 3)	—	—	7,420
Unproven mineral interest exploration costs (Note 3)	—	18,787	18,787
Professional fees	6,425	13,899	30,807
Licenses and other filing fees	1,775	—	1,775
Office	1,626	9,381	12,966
Other	645	353	2,076
Total expenses	11,821	43,820	77,281
Loss from operations	(11,821)	(43,820)	(77,281)
Income tax provision (Note 5)	—	—	—

Net loss	$(11,821)	$(43,820)	$(77,281)

Basic and diluted loss per share	$(0.00)	$(0.00)

Basic and diluted weighted average
common shares outstanding	10,398,400	10,398,400

See accompanying notes to financial statements

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Statement of Changes in Shareholders' Deficit
(Presented in U.S. Dollars)

					Cumulative
					Translation
					Adjustment
			Additional		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Par Value	Capital	Deficit	Loss	Total
Balance at January 24, 2003 (inception)	—	$—	$—	$—	$—	$—

January 2003, common stock sold to an officer
($.001/share) (Note 2)	4,000,000	4,000	—	—	—	4,000
March 2003, common stock sold in private stock
offering ($.001/share) (Note 4)	6,000,000	6,000	—	—	—	6,000
May and June 2003, common stock sold in
private stock offering ($.15/share) (Note 4)	397,740	398	59,263	—	—	59,661
Office space and administrative support
contributed by an officer (Note 2)	—	—	700	—	—	700
Capital contributions by an officer (Note 2)	—	—	99	—	—	99
Comprehensive loss:
Net loss, period ended July 31, 2003	—	—	—	(21,640)	—	(21,640)
Cumulative translation adjustment	—	—	—	—	(370)	(370)
Comprehensive loss	—	—	—	—	—	(22,010)

Balance at July 31, 2003	10,397,740	10,398	60,062	(21,640)	(370)	48,450

October 2003, common stock issued related to
June 2003 private stock offering (Note 4)	660	1	99	—	—	100
Office space and administrative support
contributed by an officer (Note 2)	—	—	1,400	—	—	1,400
Comprehensive loss:
Net loss, year ended July 31, 2004	—	—	—	(43,820)	—	(43,820)
Cumulative translation adjustment	—	—	—	—	242	242
Comprehensive loss	—	—	—	—	—	(43,578)

Balance at July 31, 2004	10,398,400	10,399	61,561	(65,460)	(128)	6,372

Office space and administrative support
contributed by an officer (Note 2)	—	—	1,350	—	—	1,350
Comprehensive loss:
Net loss, year ended July 31, 2005	—	—	—	(11,821)	—	(11,821)
Cumulative translation adjustment	—	—	—	—	342	342
Comprehensive loss	—	—	—	—	—	(11,479)

Balance at July 31, 2005	10,398,400	$10,399	$62,911	$(77,281)	$214	$(3,757)

See accompanying notes to financial statements

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Statement of Cash Flows
(Presented in U.S. Dollars)

			January 24,
			2003
			(Inception)
	For The Year Ended		Through
	July 31,		July 31,
	2005	2004	2005
Cash flows from operating activities:
Net loss	$(11,821)	$(43,820)	$(77,281)
Adjustments to reconcile net loss to net cash
Office space and administrative support
contributed by a director (Note 2)	1,350	1,400	3,450
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(1,300)	900	3,000
Net cash used in
operating activities	(11,771)	(41,520)	(70,831)

Cash flows from financing activities:
Capital contribution by an officer (Note 2)	—	—	99
Proceeds from sale of common stock	—	100	69,761
Proceeds from officer loan (Note 2)	3,225	—	3,225
Net cash provided by
financing activities	3,225	100	73,085

Effect of exchange rate changes on cash	342	242	214

Net change in cash	(8,204)	(41,178)	2,468

Cash, beginning of period	10,672	51,850	—

Cash, end of period	$2,468	$10,672	$2,468

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$—	$—
Interest	$—	$—	$—

See accompanying notes to financial statements

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Notes to Financial Statements

(1) Summary of Significant Accounting Policies

Organization and Basis of Presentation

Invision Capital, Inc. (the “Company”) was incorporated in the state of Nevada on January 24, 2003 to engage in the acquisition, exploration and development of natural resource properties. The Company is in the exploration stage in accordance with Industry Guide 7. On July 7, 2003, the Company entered into an Option to Purchase and Royalty Agreement to acquire an unproven mineral claim located in the Thunder Bay Mining Division, Ontario, Canada (see Note 3). The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Inherent in the Company’s business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the historical success rate of mineral exploration. Management’s plan is to acquire interests in certain mining claims and explore for minerals.

The Company’s future success is primarily dependent upon the existence of minerals on the property for which the Company owns an option to acquire claims. No minerals have yet been discovered on the property. The Company’s success will also be dependent upon its ability to raise sufficient capital to fund its exploration program and, if minerals are discovered, to mine the discovery on a timely and cost-effective basis. There is no assurance that the Company will discover minerals or, if minerals are discovered, that it will be able to raise sufficient capital to mine the discovery on a timely and cost-effective basis.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Functional Currency

The Company’s functional currency is the Canadian dollar; however, the accompanying financial statements and footnotes refer to United States (“U.S.”) dollars unless Canadian dollars are specifically designated with “CDN”.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at July 31, 2005.

Unproven Mineral Interest Costs

The Company’s unproven mineral interest costs, including acquisition costs, have been paid in cash. Exploration and development expenditures are expensed in the period incurred until such time as the Company establishes the existence of commercial feasibility, at which time these costs will be deferred. Administrative expenditures are expensed in the period incurred.

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Notes to Financial Statements

Mineral interest acquisition costs and related interest and financing costs may be deferred until the property is placed into production, sold or abandoned only when and if proven and probable reserves have been found to exist. No proven or probable reserves are currently known to exist.

Offering Costs

The Company defers offering costs, such as legal, accounting and printing costs, until such time as the offering is completed. At that time, the Company offsets the offering costs against the proceeds from the offering. If an offering is unsuccessful, the costs are charged to operations at that time.

Earnings (loss) per Common Share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. At July 31, 2005, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Stock-based Compensation

The Company accounts for stock-based compensation arrangements in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principle Board (“APB”) Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. The Company did not report pro forma disclosures in the accompanying financial statements as the Company did not grant any employee stock awards as of July 31, 2005.

Foreign Currency Translation

The accounts of the Company’s foreign operations have been translated into United States dollars. Assets and liabilities of those operations are translated in U.S. dollars using exchange rates as of the balance sheet date; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of shareholders’ equity.

Fiscal Year-end

The Company has adopted July 31, as its fiscal year-end.

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Notes to Financial Statements

(2) Related Party Transactions

An officer contributed office space to the Company for all periods presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

An officer contributed administrative services to the Company from January 24, 2003 (inception) through July 31, 2005. The time and effort was recorded in the accompanying financial statements based on the prevailing rates for such services, which equaled $50 per hour based on the level of services performed. The services are reported as contributed administrative services with a corresponding credit to additional paid-in capital.

During July 2005, the president advanced the Company CDN$4,000 (US$3,225) for working capital. The loan does not carry an interest rate and is due on demand. The balance owed the officer is included in the accompanying financial statements as “Indebtedness to related party”.

In January 2003, the Company sold 4,000,000 shares of its restricted common stock to an officer for $4,000 ($.001/share).

(3) Option on Unproven Mineral Interests

On July 7, 2003, the Company entered into an Option to Purchase and Royalty Agreement to acquire an unproven mineral claim located in the Thunder Bay Mining Division, Ontario, Canada. Under the terms of the Option Agreement, the Company is required to:

A. Make cash payments and exploration expenditures as follows:

	Cash		Exploration
	Payments		Expenditures		Due Date
CDN	$10,000.00	CDN	$-		Closing of Option Agreement
CDN	$-	CDN	$35,000.00	*	June 30, 2004
CDN	$-	CDN	$75,000.00	**	June 30, 2005
CDN	$-	CDN	$100,000.00	**	June 30, 2006
CDN	$50,000.00	CDN	$-	**	January 1, 2007

*

During June 2004, the optionor reduced the amount of exploration costs to be incurred through June 30, 2004 from CDN$35,000 to CDN$25,370. The Company paid CDN$25,370 (US$18,787) in accordance with the revised terms of the agreement.

**

During June 2005, the optionor extended the June 30, 2005 deadline for completion of the exploration program to June 30, 2006 and extended all subsequent dates under the agreement by a period of one year.

B. Make advance royalty payments of CDN$50,000 per year, commencing January 1, 2008, until termination of the Agreement.

INVISION CAPITAL, INC.
(An Exploration Stage Company)
Notes to Financial Statements

C. Issue 250,000 shares of its common stock to the optionor upon commencement of commercial production.

In addition to the above terms, the optionor will retain a four percent net smelter royalty in the mineral claims.

(4) Shareholders’ Equity

During March 2003, the Company offered for sale 6,000,000 shares at of its $.001 par value common stock at a price of $.001 per share. The Company closed the offering after selling all 6,000,000 shares for gross proceeds of $6,000.

During May and June 2003, the Company offered for sale 600,000 shares at of its $.001 par value common stock at a price of $.15 per share. The Company closed the offering after selling 398,400 shares for gross proceeds of $59,761. However, the settlement of 660 of the shares sold (and the related $100 in proceeds) was not closed until October 2003.

Each offering was made in reliance on an exemption from registration of a trade in the United States under Rule 903 of Regulation S of the United States Securities Act of 1933, as amended.

(5) Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

	July 31,
	2005	2004
U.S. statutory federal rate	15.00%	15.00%
Contributed rent and services	-1.71%	-0.48%
Net operating loss for which no tax
benefit is currently available	-13.29%	-14.52%
	0.00%	0.00%

At July 31, 2005, deferred tax assets consisted of a net tax asset of $11,060, due to operating loss carryforwards of $73,731, which was fully allowed for, in the valuation allowance of $11,060. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended July 31, 2005 and 2004 totaled $1,571 and $6,348, respectively. The current tax benefit also totaled $1,571 and $6,348 for the years ended July 31, 2005 and 2004, respectively. The net operating loss carryforward expires through the year 2025.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

SCHEDULE "C"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

PURCHASER UNAUDITED FINANCIAL STATEMENTS

INVISION CAPITAL INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

JANUARY 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

INVISION CAPITAL INC.
(An Exploration Stage Company)

BALANCE SHEET
(Unaudited)
(Stated in U.S. Dollars)

January 31,
2006

ASSETS

Current
Cash	$297

LIABILITIES

Current
Accounts payable and accrued liabilities	$2,894
Indebtedness to related party (Note 2)	6,225
9,119

STOCKHOLDERS’ DEFICIENCY

Common stock, $0.001 par value, 200,000,000 shares
authorized, 10,398,400 shares issued and outstanding	10,399
Additional paid-in capital	63,611
Accumulated deficit	(83,104)
Cumulative translation adjustment	272
(8,822)

$297

The accompanying notes are an integral part of these financial statements.

INVISION CAPITAL INC.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

					January 24,
					2003
	Three Months Ended		Six Months Ended		(Inception) to
	January 31,		January 31,		January 31,
	2006	2005	2006	2005	2006

Expenses
Contributed rent (Note 2)	$300	$300	$600	$600	$3,600
Contributed administrative
Support (Note 2)	50	50	100	50	550
Unproven mineral interest
acquisition costs	-	-	-	-	7,420
Unproven mineral interest
exploration costs	-	-	-	-	18,787
Professional fees	2,090	1,105	3,388	2,625	35,970
Office	95	252	599	1,370	13,565
Other	1,103	329	1,136	364	3,212
Total Expenses	3,638	2,036	5,823	5,009	83,104

Loss from Operations	(3,638)	(2,036)	(5,823)	(5,009)	(83,104)

Income tax provision
(Note 4)	-	-	-	-	-

Net Loss	$(3,638)	$(2,036)	$(5,823)	$(5,009)	$(83,104)

Basic and Diluted Loss per
Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Shares
Outstanding	10,398,400	10,398,400	10,398,400	10,398,400

The accompanying notes are an integral part of these financial statements.

INVISION CAPITAL INC.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

			January 24,
			2003
	Six Months Ended		(Inception) to
	January 31,		January 31,
	2006	2005	2006

Operating Activities:
Net loss	$(5,823)	$(5,009)	$(83,104)

Adjustments to reconcile net loss to cash:
Donated services and expenses	700	650	4,150

Change in operating assets and liabilities:
Change in accounts payable and accrued liabilities	(106)	(2,700)	2,894
Net Cash Provided by Operating Activities	(5,229)	(7,059)	(76,060)

Financing Activities:
Capital contribution by an officer (Note 2)	-	-	99
Proceeds from officer loan (Note 2)	3,000	-	6,225
Proceeds from the sale of common stock	-	-	69,761
Net Cash Provided by Financing Activities	3,000	-	76,085

Effect of Exchange Rate Changes on Cash	58	149	272

Increase (Decrease) in Cash	(2,171)	(6,910)	297

Cash, Beginning of Period	2,468	10,672	-

Cash, End of Period	$297	$3,762	$297

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

INVISION CAPITAL INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The financial statements presented herein have been prepared by Invision Capital Inc. (the “Company”) in accordance with the accounting policies in its audited financial statements for the year ended July 31, 2005 as filed in its Form 10-KSB and should be read in conjunction with the notes thereto. The Company is in the exploration stage in accordance with Industry Guide 7. On July 7, 2003, the Company entered into an Option to Purchase and Royalty Agreement to acquire an unproven mineral claim located in the Thunder Bay Mining Division, Ontario, Canada (see Note 3).

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

The Company’s functional currency is the Canadian dollar; however, the accompanying financial statements and footnotes refer to United States (“U.S.”) dollars unless Canadian dollars are specifically designated with “CDN”.

2.	RELATED PARTY TRANSACTIONS

An officer contributed office space to the Company for all periods presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

Officers have contributed administrative services to the Company since inception. The time and effort has been recorded in the accompanying financial statements based on the prevailing rates for such services, which equals $50 per hour based on the level of services performed. The services are reported as contributed administrative services with a corresponding credit to additional paid-in capital.

During July and November 2005, the president advanced the Company CDN$4,000 (US$3,225) and $3,000 for working capital. The loan does not carry an interest rate and is due on demand. The balance owed the officer is included in the accompanying financial statements as indebtedness to related party”.

In January 2003, the Company sold 4,000,000 shares of its restricted common stock to an officer for $4,000 ($.001/share).

INVISION CAPITAL INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
(Stated in U.S. Dollars)

3.	OPTION ON UNPROVEN MINERAL INTERESTS

On July 7, 2003, the Company entered into an Option to Purchase and Royalty Agreement (the “Agreement”) to acquire an unproven mineral claim located in the Thunder Bay Mining Division, Ontario, Canada. Under the terms of the Agreement, the Company is required to:

1. Make cash payments and exploration expenditures as follows:

Cash Payments		Exploration Expenditures				Due Date

CDN	$10,000	CDN	$-	CDN	$	Closing of Agreement
CDN	$-	CDN	$35,000	* CDN	$	June 30, 2004
CDN	$-	CDN	$75,000	** CDN	$	June 30, 2006
CDN	$-	CDN	$100,000	** CDN	$	June 30, 2007
CDN	$50,000	CDN	$-	** CDN	$	January 1, 2008

*

During June 2004, the optionor reduced the amount of exploration costs to be incurred through June 30, 2004 from CDN$35,000 to CDN$25,370. The Company paid CDN$25,370 (US$18,787) in accordance with the revised terms of the Agreement.

**	During June 2005, the optionor extended the remaining deadlines for completion of the exploration program by a period of one year.

2.	Make advance royalty payments of CDN$50,000 per year, commencing January 1, 2008, until termination of the Agreement.

3.	Issue 250,000 shares of its common stock to the optionor upon commencement of commercial production.

In addition to the above terms, the optionor will retain a four percent net smelter royalty in the mineral claims.

4.	INCOME TAXES

The Company records its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. The Company incurred net operating losses during the periods shown on the financial statements resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense result in $-0- income taxes.

SCHEDULE "D”

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

EMPLOYMENT, SERVICE, CONSULTING & PENSION AGREEMENTS OF THE
COMPANY

1.	Management Contract with Rainer Rotthaeuser.

2.	Management Contract with Guenter Thiemann.

3.	enclosure to Management Contract.

4.	Consulting Agreement with Magdalena Rotthaeuser.

5.	Consulting Agreement with Wolfgang D. Chittka.

6.	Consulting Agreement with ETC – Environmental Technology Project Development and Consulting GmbH.

7.	Freelance Agreement with Gerhard Grotendorst.

8.	Employment Agreement with Manfred Bernardi.

9.	Employment Agreement with Josef Grotendorst.

10.	Employment Agreement with Marco Grotendorst.

11.	Employment Agreement with Monika Schildmann.

SCHEDULE "E"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

REAL PROPERTY & LEASES OF THE COMPANY

1.

Lease Agreement between Magdalena Rotthaeuser and the Company with respect to the premises located at Goethestr. 61, 45721 Haltern am See, extending for an indefinite period, with monthly rent payable at a rate of €600 per month, plus VAT.

2.

Lease Agreement between Magdalena Rotthaeuser and the Company with respect to the premises located at Halterner Str. 8, 46284 Dorstern, extending for an indefinite period, with monthly rent payable at a rate of €491.15 per month.

SCHEDULE "F"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

ENCUMBRANCES ON THE COMPANY'S ASSETS

None.

SCHEDULE "G"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

COMPANY LITIGATION

None.

SCHEDULE "H"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

PURCHASER LITIGATION

None.

SCHEDULE "I"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

PATENTS AND TRADEMARKS OF THE COMPANY

PATENT/TRADEMARK	DATE OF PATENT	PATENT NAME
NUMBER	APPLICATION
PCT Application No. No. PCT/EP2005/004581	April 28, 2005	Procedure and Sampling Device for the Winning of a Sample Medium containing Water and/or Oil and/or Gas and/or Solid Material from a Drill Hole.
PCT Application No. No. PCT/EP2005/008116	July 26, 2005	Material for Sealing in Well Sinking and for Backfilling of Underground Cavities, especially Deep Bore Holes.
PCT Application No. No. PCT/EP2006/001096	February 8, 2005	Tube Well.
PCT Application No. No. PCT/EP2003/07714 - European Application Reference Number 03 817 507.1 - German Application Reference Number 103 94 249.1 - US Application Reference Number <unknown>	July 16, 2003	Wells and Procedures for the Regeneration of a Well.
German Trademark Application No. 305 68 335.1		“EDI” Trademark.
German Trademark Application No. 305 68 357.8		EDI Logo.
German Trademark Application No. 305 68 358.6		“EDIPOWER” Trademark.

SCHEDULE "J"

to that Share Purchase Agreement
dated for reference as of the 5th day of April, 2006

AGREEMENT AND DEED OF TRANSFER

AGREEMENT AND DEED OF TRANSFER

THIS AGREEMENT AND DEED OF TRANSFER is dated for reference as of the ___ day of ___________, 2006.

BETWEEN:

EDI EXPLORATION DRILLING INTERNATIONAL HOLDING GmbH, a company duly formed under the laws of Germany, with its principal office at Goethestrasse 61, D-45721 Haltern Am See, Germany

(hereinafter called the "Transferor")

OF THE FIRST PART

AND:

INVISION CAPITAL, INC., a corporation duly formed under the laws of Nevada with its principal office at #205 - 1480 Gulf Road, Point Roberts, WA 98281

(hereinafter called the "Transferee")

OF THE SECOND PART

THIS DOCUMENT WITNESSES THAT for value received, the receipt and sufficiency of which is hereby acknowledged, the Transferor DOES HEREBY assign to the Transferee all of the Transferor’s shares, rights and interests in EDI Exploration Drilling International GmbH, a limited liability company duly formed under the laws of the Federal Republic of Germany, registered in the commercial register of the District Court (Amtsgericht) Gelsonkirchen under commercial registration No. HRB 8068, being a 100% ownership interest, free and clear of all liens, charges and encumbrances, and Transferee DOES HEREBY accept such assignment.

1.	The Transferor hereby represents to the Transferee that the Transferor has all necessary authority to execute this Agreement and Deed of Transfer.

2.	The Transferee hereby represents to the Transferor that the Transferee has all necessary authority to execute this Agreement and Deed of Transfer.

3.	The Transferee and the Transferor agree to enter into any other documents and take such further actions as shall be necessary to give effect to this Agreement and Deed of Transfer.

4.

Notwithstanding execution of this document and the transfer of the ownership of EDI Exploration Drilling International GmbH, the representations of the Transferee and the Transferor made in the agreement among the Transferee, the Transferor, EDI Exploration Drilling International GmbH, and Frank Rigney dated for reference as of the 5th day of April, 2006, shall survive this transfer of interest and remain in force and effect.

5.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EDI EXPLORATION DRILLING INTERNATIONAL INVISION CAPITAL, INC.
HOLDING GmbH

Per: ________________________________	Per: ________________________________
Guenter Thiemann, Managing Director	John Boschert, President and Director

________________________________
Rainer Rotthaeuser, Managing Director